License Agreement
(for an Exclusive License of the Nutritional Assets (FlamaBlue) of Xikoz, Inc.)

February 6, 2023

Dear Michael,

This Agreement (this "License Agreement") memorializes purchase of an Exclusive License by Ludwig Enterprises Inc (the "Licensee" or Ludwig or LUDG), and Xikoz Inc, each of a [Stockholder/Member] (collectively, the Licensor). pursuant to which the Licensor Licenses all of the nutritional Assets (FlamaBlue), of Xikoz Inc (the "Company") to Licensee. The referenced License shall be referred to herein as the "Transaction". The Licensee and Licensor shall be referred to collectively as the "Parties." and each a "Party."

WHEREAS the execution of this **LICENSE AGREEMENT"** will include such additional representations, warranties, conditions, covenants, indemnities (including from the Company as Licensee deems may be appropriate) and other terms that are customary for transactions of this type and are not inconsistent with this Agreement.

License Term. Subject to the satisfaction of the conditions described this License shall run in perpetuity.

1. **License Price.** The License price for the assets shall be 1,000,000 common restricted shares of Ludwig Enterprises (the "License **Price") at ($0.001 per share) (See Schedule "B').** In addition, Xikoz Inc. shall receive a $0.10 payment for each bottle of Licensed nutraceutical sold in the market. Such payment shall be made every 2 Months if greater than $2,000 or otherwise quarterly.

2. **No Assumption of Liabilities.** With the exception of those liabilities, obligations and commitments expressly stated herein, Licensee shall not assume any liabilities, obligations or commitments of the Company.

3. **Scope of License.** Attached as Schedule "A" is a list of all assets being transferred to Licensee by Licensor.

4. Included under terms of this License Agreement, Ludwig is herein granted the exclusive right to manufacture and market the formulations known as FlamaBlue.

5. Ludwig is herein permitted to rebrand the FlamaBlue proprietary formulation(s) under one or more other brand(s) or label name(s) such change in brand or label name does not relieve Ludwig of its duty to pay Licensor the License Price.

6. Ludwig may create, formulate, purchase, own or hold ownership rights in formulations or brands created by or purchased from others or owned or created by Ludwig including similar or enhancements to those formulations specified herein without violating this agreement nor being subject to the License Price.

7. Nothing in this agreement shall prohibit Ludwig from marketing, distributing or selling products of others or any other product not a FlamaBlue proprietary formulation. Any such marketing distribution or sale will not be subject to the License Price.

8. **Representations and Warranties.** The LICENSE AGREEMENT includes appropriate representations and warranties, including but not limited to, with respect to the financial and business conditions of Seller, the contractual relationships, the clear title and ownership of [Shares/Units] being transferred, standard representations and warranties related to the real assets, leased assets, the good working condition of all of the assets, taxes, litigation, legal compliance, environmental matters, employment related matters, tax matters. insurance matters, Covid-19 matters; Payment Protection Plan matters; good standing and compliance with all governing jurisdictions, the absence of undisclosed or contingent liabilities of the Company, and other matters pertinent to the Licensee. In particular, the LICENSE AGREEMENT includes representations and warranties that are standard in a transaction of this nature including the financial and other information of Licensor.

9. **Post-Closing Management.** Licensor agrees to remain in active communication with LUDG management in getting a label finalized and production scheduled.

10. **Licensor Warranties.** Licensor warrants the following to be true and correct.

a. Licensor has obtaining all necessary third-party consents, including but not limited
b. to the consent of all vendors, suppliers and landlords.
c. Licensor will transfer clear title to the assets being Licensed; Licensor shall provide Licensee with A) detailed "proprietary" formulations" and B) transfer of title or exclusive right to use Dr. Marvin Hausman's list/guide of recommended supplements.
d. The undersigned signatory for Licensor warrants and affirm he/she had full authority to execute this document on behalf of all persons or entities with rights or claims to FlamaBlue and Xikoz.

11. **Governing Law.** This Binding Letter of Intent shall be governed by and construed in accordance with the laws of Florida, excluding that State's choice-of-law principles, and all claims relating to or arising out of this contract, or the breach thereof, whether sounding in contract, tort or otherwise, shall likewise be governed by the laws of Florida.

12. **Indemnification.** The LICENSE AGREEMENT contains full indemnification provisions without limitations or threshold whereby the Licensor shall fully indemnify, defend and hold harmless Licensee from any litigation, claims or breach by Licensor of any representations, warranties or covenants of Licensor in the License Agreement or related exhibit. All representations and warranties shall survive for a period of three years from the Closing date, except those fundamental representations (organization, title, authority, no brokers, financial, environmental, fraud, misrepresentation) shall survive indefinitely. Licensor agrees that the Licensee shall have full right of set-off against future payments, as part of the License Price to support the indemnities pursuant hereto. In addition to other remedies, such indemnification shall include but not be limited to claims of infringement as well as any consumer claim(s) resulting from Licensor's formulation(s).

13. **Exclusivity**. Licensee shall be the sole licensee of the assets listed on Schedule "A".

14. **Counterparts.** This Binding Letter of Intent may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

15, **Headings.** The headings of the various sections of this Binding Letter of Intent have been inserted for reference only and shall not be deemed to be a part of this Binding Letter of Intent.

AGREED TO AND ACCEPTED BY THE UNDERSIGNED ON THE DATE SETFORTH ABOVE:

LICENSEE:

Ludwig Enterprises, Inc.

By: /s/ Anne Blackstone

Anne Blackstone, CEO

LICENSOR:

By: Michael Coyne

Name: Faernker

SCHEDULE "A"

1. Licensor shall confer upon Licensee an Exclusive License for manufacture and sale FlamaBlue's "proprietary- formulations"

2. Licensee shall provide Licensee detailed FlamaBlue "proprietary- formulations"

3. Licensor shall transfer to License a perpetual right to use of Dr. Marvin Hausman's list/guide of recommended supplements.

SCHEDULE "B"

Distribution of LUDG Shares

Number of Shares	Name	City, State, Zip	SS or EIN
___	___	___	___
___	___	___	___
___	___	___	___

TOTAL 1,000,000